CREDIT AGREEMENT

                                      among

                     HIGHWOODS/FORSYTH LIMITED PARTNERSHIP,
                                   as Borrower

                                       AND

                           HIGHWOODS PROPERTIES, INC.,
     and certain Subsidiaries of the Borrower and Highwoods Properties, Inc.
                                  as Guarantors

                                       AND

                               NATIONSBANK, N.A.,
                              as Agent and a Lender

                                       AND

                  THE OTHER LENDERS IDENTIFIED HEREIN (IF ANY)



                          DATED AS OF December 15, 1997


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1  DEFINITIONS AND ACCOUNTING TERMS....................................1
1.1 Definitions................................................................1
1.2 Computation of Time Periods and Other Definitional Provisions..............8

SECTION 2  CREDIT FACILITIES. .................................................9
2.1 Revolving Loans............................................................9

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS.............................11
3.1 Interest..................................................................11
3.2 Place and Manner of Payments..............................................11
3.3 Prepayments...............................................................12
3.4 Unused Fees...............................................................12
3.5 Payment in full at Maturity...............................................13
3.6 Computations of Interest and Fees.........................................13
3.7 Pro Rata Treatment........................................................14
3.8 Sharing of Payments.......................................................14
3.9 Capital Adequacy..........................................................15
3.10 Inability To Determine Eurodollar Rate...................................15
3.11 Illegality to Make Eurodollar Loans......................................16
3.12 Changes in Requirements of Law...........................................16
3.13 Taxes....................................................................17
3.14 Indemnity as to Eurodollar Loans.........................................18

SECTION 4  GUARANTY...........................................................19
4.1 Guaranty of Payment.......................................................18
4.2 Obligations Unconditional.................................................19
4.3 Modifications.............................................................19
4.4 Waiver of Rights..........................................................20
4.5 Reinstatement.............................................................20
4.6 Remedies..................................................................20
4.7 Limitation of Guaranty....................................................21

SECTION 5  CONDITIONS PRECEDENT...............................................21
5.1 Closing Conditions........................................................21
5.2 Conditions to All Loans...................................................23

SECTION 6  REPRESENTATIONS AND WARRANTIES.....................................25

SECTION 7  AFFIRMATIVE COVENANTS..............................................25

SECTION 8  NEGATIVE COVENANTS.................................................26

SECTION 9  EVENTS OF DEFAULT..................................................26
9.2 Events of Default.........................................................27
9.3 Acceleration; Remedies....................................................27
9.4 Allocation of Payments After Event of Default.............................28

SECTION 10  AGENCY PROVISIONS.................................................29
10.1 Appointment..............................................................29
10.2 Delegation of Duties.....................................................29
10.3 Exculpatory Provisions...................................................29
10.4 Reliance on Communications...............................................30
10.5 Notice of Default........................................................30
10.6 Non-Reliance on Agent and Other Lenders..................................31
10.7 Indemnification..........................................................31
10.8 Agent in Its Individual Capacity.........................................32
10.9 Successor Agent..........................................................32

SECTION 11 MISCELLANEOUS......................................................33
11.1 Notices..................................................................32
11.2 Right of Set-Off.........................................................33
11.3 Benefit of Agreement.....................................................33
11.4 No Waiver; Remedies Cumulative...........................................35
11.5 Payment of Expenses; Indemnification.....................................35
11.6 Amendments, Waivers and Consents.........................................36
11.7 Counterparts.............................................................36
11.8 Headings.................................................................37
11.9 Defaulting Lender........................................................37
11.10 Survival of Indemnification and
       Representations and Warranties.........................................37
11.11  Governing Law..........................................................37
11.12  Arbitration............................................................37
11.13  Time...................................................................38
11.14  Severability...........................................................38
11.15  Entirety...............................................................38

SCHEDULES

Schedule 1.1(a)            Commitment Percentages
Schedule 11.1              Notices

EXHIBITS

Exhibit 2.1(b)             Form of Notice of Borrowing
Exhibit 2.1(d)             Form of Notice of Continuation/Conversion
Exhibit 2.1(f)             Form of Revolving Note
Exhibit 7.1(c)             Form of Officer's Certificate
Exhibit 7.16               Form of Joinder Agreement
Exhibit 11.3               Form of Assignment Agreement

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of December 15, 1997 (this "Credit Agreement"), is entered into by and among HIGHWOODS/FORSYTH LIMITED PARTNERSHIP, a North Carolina limited partnership (the "Borrower"), HIGHWOODS PROPERTIES, INC., a Maryland corporation ("Highwoods Properties") (Highwoods Properties and certain Subsidiaries of the Borrower and Highwoods Properties, individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein) and NATIONSBANK, N.A., (the "Bank"), as Agent for the Lenders.

                                 R E C I T A L S

     WHEREAS, the Borrower has requested that the Lenders provide a $150,000,000 credit facility for the purposes hereinafter set forth; and

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 Definitions.

     As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

          "Additional Credit Party" means each Person that becomes a Guarantor under the Related Facility.

          "Adjusted   Base  Rate"  means  the  Base  Rate  plus  the  Applicable
     Percentage.

          "Adjusted   Eurodollar  Rate"  means  the  Eurodollar  Rate  plus  the
     Applicable Percentage.

          "Agent" means NationsBank, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.

          "Affiliate" means a Person: (a) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control of the Borrower or a Guarantor; or (b) which beneficially owns or holds five percent (5%) or more of any class of the voting stock of a Guarantor or more than five percent (5%) of the partnership interests of the Borrower; or (c) of which five percent (5%) or more of the voting stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) is beneficially owned or held by the Borrower or a Guarantor.

          "Applicable Percentage" means, at any time, and with respect to all Eurodollar Loans and Base Rate Loans then outstanding, the applicable percentage as follows:

                   APPLICABLE                  APPLICABLE
                   PERCENTAGE                  PERCENTAGE
                 FOR EURODOLLAR                 BASE RATE
                     LOANS                        LOANS
                     -----                        -----
                     0.90%                         0%

          "Authorized Officer" means the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Secretary or Chairman of the Board of Highwoods Properties.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

          "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

          "Borrower"  means  Highwoods/Forsyth  Limited  Partnership,   a  North
     Carolina limited partnership, together with any permitted successors and assigns.

          "Business Day" means any day other than a Saturday or Sunday or a legal holiday in Charlotte, North Carolina, or a day on which banking institutions are authorized by law or other governmental action to close; provided, however, if the applicable day relates to the determination of the Eurodollar Rate, such day must also be a day upon which banks are open for the transaction of business in London, England and dealings in U.S. dollar deposits are carried on in the London interbank market.

          "Closing Date" means the date hereof.

          "Commitments" means the commitment of each Lender with respect to the Revolving Committed Amount.

          "Credit Documents" means, collectively, this Agreement and the Note.

          "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

          "Credit Party Obligations" means, without duplication all of the obligations of the Credit Parties to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes, or any of the other Credit Documents to which the Borrower or any Guarantor is a party.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan required pursuant to the terms of this Credit Agreement, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Effective  Date" means the date on which the  conditions set forth in
     Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made.

          "Eligible Assignee" means (a) any Lender or Affiliate or subsidiary of a Lender and (b) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with total assets of at least $10 billion and with a rating on their long term unsecured debt of at least BBB with S&P or its equivalent and organized under the laws of the United States or a state thereof.

          "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

          "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

          "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

          Eurodollar Rate = London Interbank Offered Rate
                            ---------------------------------
                            1 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not a Lender has any

     Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" means any of the events or circumstances described in Section 9.

          "Extension of Credit" means the making of any loans (including the extension of, or conversion into, a Eurodollar Loans).

          "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

          "Fee Letter" means that certain letter agreement, dated as of Closing Date, between the Bank and the Borrower, as amended, modified, supplemented or replaced from time to time.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

          "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantors" means Highwoods Properties, Inc., a Maryland corporation, each of the Subsidiaries of Highwoods Properties and the Borrower (other than the Non-Guarantor Subsidiaries) and each Additional Credit Party that has executed a Joinder Agreement.

          "Interest Payment Date" means (a) as to Base Rate Loans, on the fifteenth (15th) day of each month and on the Revolving Loan Maturity Date and (b) as to Eurodollar Loans, on the last day of each applicable Interest Period and on the Revolving Loan Maturity Date.

          "Interest Period" means, as to Eurodollar Loans, a period of one month's duration, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that when the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest

     Period shall extend beyond the Revolving Loan Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

          "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

          "Loan" or "Loans" mean revolving loans made hereunder.

          "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Material Adverse Effect" means a material adverse effect on (a) the operations, financial condition, business or prospects of the Borrower or a Guarantor, (b) the ability of the Borrower or a Guarantor to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

          "Non-Excluded Taxes" has the meaning set forth in Section 3.13.

          "Non-Guarantor Subsidiaries" means AP Southeast Portfolio Partners, L.P., AP-GP Southeast Portfolio Partners, L.P., a Delaware limited partnership, Highwoods Realty GP Corp., a Delaware limited partnership and Forsyth-Carter Brokerage, L.L.C.

          "Note" or "Notes" means the Revolving Loan Notes, individually or collectively, as appropriate.

          "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

          "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.1(d).

          "Person"  means any  individual,  partnership,  joint  venture,  firm,
     corporation,   limited  liability  company,  association,  trust  or  other enterprise (whether or not incorporated), or any Governmental Authority.

          "Prime Rate" means the per annum rate of interest established from time to time by the Bank at its principal office in Charlotte, North Carolina (or such other principal office of the Bank as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Bank. The Prime Rate is a reference rate used by the Bank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Related Credit Agreement" means that certain Credit Agreement between the Credit Parties, NationsBank, N.A., as "Agent", First Union National Bank of North Carolina, as "Documentation Agent", and certain other financial institutions identified therein as "Lenders" dated as of September 27, 1996, as amended by (i) that certain First Amendment and Restatement of Credit Agreement dated as of May 27, 1997, and (ii) that certain letter agreement among such parties dated August 20, 1997 (the "Letter Agreement"), and as further amended, modified, extended or replaced from time to time.

          "Related Credit Facilities" means those credit facilities provided under the Related Credit Agreement.

          "Related Credit Facility Lenders" means those lenders party to the Related Credit Agreement.

          "Required Lenders" means all Lenders; provided, however, that if any Lender shall be a Defaulting Lender at such time then such Defaulting Lender shall be excluded from the determination of Required Lenders at such time.

          "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

          "Revolving Committed Amount" means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

          "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on
     Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Revolving Loan Maturity Date" means June 30, 1998.

          "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.

          "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1f.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

          "Unused Commitment" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans.

          "Unused Fee Percentage" means 0.15% per annum.

     1.2 Computation of Time Periods and Other Definitional Provisions.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

                                    SECTION 2

                                CREDIT FACILITIES

     2.1 Revolving Loans.

     (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding shall not exceed the Revolving Committed Amount and
(ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

     (b) Method of Borrowing  for Revolving  Loans.  By no later than 10:00 a.m.
(i) one Business Day prior to the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) two Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall submit a written Notice of Borrowing in the form of Exhibit 2.1(b) to the Agent (which notice may be by telecopy with the original to follow) setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate,
(C) how the proceeds from such Revolving Loans will be used and (D) certification that the Borrower has complied in all respects with Section 5;

     (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Agent by 2:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Revolving Loans are made available to the Agent.

     No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Agent its portion of the Revolving Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the

Agent on the date of such Revolving Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

     (d) Continuations and Conversions. Upon receipt of a Notice of Continuation/Conversion, the Agent shall promptly inform the Lenders as to the terms thereof. Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.1(d), in compliance with the terms set forth below, (ii) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (iii) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and
(iv) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) one Business Day prior to a requested conversion of a Eurodollar Loan to a Base Rate Loan or (B) two Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent.

     (e) Minimum Amounts. Each request for a borrowing, conversion or continuation shall be subject to the requirements that (i) each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $500,000 in excess thereof, (ii) each Base Rate Loan shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $500,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount and (iii) no more than five (5) Eurodollar Loans shall be outstanding hereunder at any one time.

     (f) Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of Exhibit 2.1(f).

                                    SECTION 3

                     GENERAL PROVISIONS APPLICABLE TO LOANS

     3.1 Interest.

     (a)  Interest  Rate.  All Base Rate  Loans  shall  accrue  interest  at the
Adjusted Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

     (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 4% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus four percent (4%) per annum).

     (c) Late Charges. In the event any payment of interest or principal is delinquent more than fifteen (15) days, the Borrower will pay to the Agent for the benefit of the Lenders a late charge of four percent (4%) of the amount of the overdue payment. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrower a right to cure a Default or Event of Default. Imposition of such late charges is not contingent upon giving of any notice or the lapse of any cure period provided for in the Credit Agreement.

     (d) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

     3.2 Place and Manner of Payments.

     All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 12:00 noon on the date when due, in Dollars and in immediately available funds, by the Agent at its offices in Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Agent, the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute such payments to the Lenders on the date received if any such payment is received prior to 12:00 p.m.; otherwise the Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. If the Agent fails to timely forward payment to a Lender it shall pay such Lender interest at the Federal Funds Rate until such payment is made.

     3.3 Prepayments.

     (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on two Business Days' prior written notice to the Agent and any prepayment of Eurodollar Loans will be subject to Section 3.14 and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof.

     (b) Mandatory Prepayments. If at any time the sum of the aggregate amount of Revolving Loans outstanding exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Agent in the manner and in an amount necessary to be in compliance with Section 2.1.

     (c) Application of Prepayments. All amounts required to be paid pursuant to
Section 3.3(b) shall be applied first to Base Rate Loans. If the amount required to be paid under Section 3.3(b) exceeds the aggregate amount of Base Rate Loans outstanding, such excess shall be applied second to Eurodollar Loans. All prepayments hereunder shall be subject to Section 3.14.

     3.4 Unused Fees.

     In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Percentage of the Revolving Committed Amount), a fee equal to the Unused Fee Percentage on the Unused Commitment (the "Unused Fees"). The accrued Unused Fees shall commence to accrue on the Closing Date, shall be calculated as of the last day of December 1997 and March 1998 and the Revolving Loan Maturity Date and shall be due and payable in arrears on January 15 and April 15, 1998 (as well as on the Revolving Loan Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding calendar quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

     3.5 Payment in full at Maturity.

     On the Revolving Loan Maturity Date, the entire outstanding principal balance of all Revolving Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

     3.6 Computations of Interest and Fees.

     (a) All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

     (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     3.7 Pro Rata Treatment.

     Except to the extent otherwise provided herein each Revolving Loan borrowing, each payment or prepayment of principal and/or interest of any Loan, each payment of fees (other than the Administrative Fees retained by the Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

     3.8 Sharing of Payments.

     The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit
Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or an Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or such Agent to such Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.8 to share in the benefits of any recovery on such secured claim.

     3.9 Capital Adequacy.

     If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.10 Inability To Determine Eurodollar Rate.

     If prior to the first day of any Interest Period, the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     3.11 Illegality to Make Eurodollar Loans.

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

     3.12 Changes in Requirements of Law.

     If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section
     3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar

Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to
Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.13 Taxes.

     Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to an Agent or such Lender shall be increased to the extent necessary to yield to an Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
(b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the

Borrower, and (B) as promptly as possible after requested the Borrower shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.14 Indemnity as to Eurodollar Loans.

     The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest
Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus
(ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                                    SECTION 4

                                    GUARANTY

     4.1 Guaranty of Payment.

     Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender, and the Agent the timely performance of all other obligations under the Credit Documents. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

     4.2 Obligations Unconditional.

     The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right (including, without limitation, any rights under Section 26-7 et seq. of North Carolina General Statutes) to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by any Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

     4.3 Modifications.

     Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     4.4 Waiver of Rights.

     Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

     4.5 Reinstatement.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.6 Remedies.

     The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

     4.7 Limitation of Guaranty.

     Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

                                    SECTION 5

                              CONDITIONS PRECEDENT

     5.1 Closing Conditions.

     The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

          (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; and (iii) all other Credit Documents, each in form and substance reasonably acceptable to the Agent in its sole discretion.

          (b) Partnership Documents. Receipt by the Agent of the following:

               (i) Certificates of Authorization. Certificate of authorization of the general partner of the Borrower (and each other Credit Party that is a partnership) as of the Effective Date, approving and adopting the Credit Documents to be executed by the Borrower (or such other Credit Party) and authorizing the execution and delivery thereof.

               (ii) Partnership Agreement. Certified copies of the partnership agreement of the Borrower (and each other Credit Party that is a partnership), together with all amendments thereto.

               (iii) Certificates of Good Standing or Existence. Certificate of good standing or existence for the Borrower (and each other Credit Party that is a partnership) issued as of a recent date by its state of organization and each other state where the failure to qualify or be in good standing could have a Material Adverse Effect.

          (c) Corporate Documents. Receipt by the Agent of the following:

               (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of Highwoods Properties (and each other Credit Party that is a corporation) certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of Highwoods Properties (and each other Credit Party that is a corporation) to be true and correct as of the Effective Date.

               (ii) Bylaws. A copy of the bylaws of Highwoods Properties (and each other Credit Party that is a corporation) certified by a secretary or assistant secretary of Highwoods Properties to be true and correct as of the Effective Date.

               (iii) Resolutions. Copies of resolutions of the Board of Directors of Highwoods Properties (and each other Credit Party that is a corporation) approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of Highwoods Properties (and each other Credit Party that is a corporation) to be true and correct and in force and effect as of the Effective Date.

               (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to Highwoods Properties (and each other Credit Party that is a corporation) certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

               (v) Incumbency. An incumbency certificate of Highwoods Properties (and each other Credit Party that is a corporation) certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

          (d) Financial Statements. Receipt by the Agent and the Lenders of the audited consolidated financial statements of the Credit Parties, dated as of December 31, 1996, and the unaudited consolidated financial statements of the Credit Parties dated as of September 30, 1997.

          (e) Opinion of Counsel. Receipt by the Agent of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, and enforceability), reasonably satisfactory to the Agent, addressed to the Agent on behalf of the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties.

          (f) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as secondary loss payee on behalf of the Lenders subject only to a first priority loss payee clause relating to the Related Credit Facilities.

          (g) Material Adverse Effect. There shall not have occurred a change since December 31, 1996 that has had or could reasonably be expected to have a Material Adverse Effect.

          (h) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Credit Party that would have or would reasonably be expected to have a Material Adverse Effect.

          (i) Officer's Certificates. The Agent shall have received a certificate or certificates executed by the general partner of the Borrower and the chief financial officer of the Highwoods Properties as of the
     Effective Date stating that (i) each of the Borrower and Highwoods Properties is in compliance with all existing material financial obligations, (ii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to effect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information delivered pursuant to Section 5.1(d) are true and accurate in all material respects and (iv) except for the matters noted in such certificates, immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) each Credit Party is Solvent, (B) no Default or Event of Default exists,
     (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with all requirements of the Related Credit Facilities.

          (j) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

          (k) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties.

     5.2 Conditions to All Loans.

     In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans (or continue or convert Loans) unless:

          (a) Notice. The Borrower shall have delivered a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1.

          (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

          (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

          (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect;

          (e) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof), the sum of the Revolving Loans outstanding shall not exceed the Revolving Commitment Amount; and

          (f) Related Facility Conditions. All other conditions precedent to the obligation of the Related Facility Lenders to make a loan under the Related Credit Facility shall have been and remain satisfied;

provided that the matters referred to in the certificate required by Section 5.1(i) hereto shall not excuse a Lender from its obligations hereunder. The delivery of each Notice of Borrowing and each Notice of Continuation/Conversion shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in this Section 5.2.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

     6.1 Incorporation. The representations and warranties contained in the Related Credit Agreement (the "Incorporated Representations") as in effect as of the date thereof are incorporated herein by reference as such Incorporated Representations relate to the Closing Date, this Agreement and the credit facilities provided hereunder with the same effect as if stated at length. The Credit Parties affirm and represent and warrant to the Agent and the Lenders that the Incorporated Representations are true and correct in all material respects as of the date hereof, provided that (i) such Incorporated Representations as incorporated herein shall reflect that they are delivered to and run in favor of the Agent and the Lenders hereunder, and references therein to the "Credit Agreement" and "Credit Documents" shall be deemed for purposes hereof to include this Credit Agreement and the Credit Documents relating hereto, (ii) any amendments or modifications to such Incorporated Representations subsequent to the date hereof must be consented to in writing by the Lenders hereunder, and (iii) in the event that the Related Credit Agreement shall be refinanced or replaced by another credit agreement or shall otherwise expire or terminate, then the Incorporated Representations shall be as in effect immediately prior to such refinancing, replacement, expiration or termination. All capitalized terms used in such Incorporated Representations shall have the meaning ascribed thereto in the Related Credit

Agreement, but as such meaning would be determined relative to this Credit Agreement and the Credit Documents.

     6.2 Material Adverse Effect. The financial statements delivered by the Credit Parties pursuant to Section 5.1(d) accurately reflect the financial condition of the Credit Parties as of the respective dates of such financial statements and there has been no material change in the financial condition of the Credit Parties since September 30, 1997 and no other change in the business or assets of the Credit Parties which has resulted or could result in a Material Adverse Effect.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

     7.1 Incorporation. The affirmative covenants contained in the Related Credit Agreement other than those set forth in all of Section 7.10 (other than
Section 7.10(c) which is incorporated hereby), and Section 7.12 thereof (the "Incorporated Affirmative Covenants") as in effect as of the date thereof are incorporated herein by reference as such Incorporated Affirmative Covenants relate to the Closing Date, this Agreement and the credit facilities provided hereunder with the same effect as if stated at length. The Credit Parties affirm and represent and warrant to the Agent and the Lenders that the Incorporated Affirmative Covenants shall be as binding on the Credit Parties as if fully set forth herein, provided that (i) such Incorporated Affirmative Covenants as incorporated herein shall reflect that they are delivered to and run in favor of the Agent and the Lenders hereunder, and references therein to the "Credit Agreement" and "Credit Documents" shall be deemed for purposes hereof to include this Credit Agreement and the Credit Documents relating hereto, (ii) any amendments or modifications to such Incorporated Affirmative Covenants subsequent to the date hereof must be consented to in writing by the Lenders hereunder, and (iii) in the event that the Related Credit Agreement shall be refinanced or replaced by another credit agreement or shall otherwise expire or terminate, then the Incorporated Representations shall be as in effect immediately prior to such refinancing, replacement, expiration or termination. Notwithstanding the above, the prior waivers and consents affecting such Incorporated Affirmative Covenants granted pursuant to that Letter Agreement constituting a portion of the Related Credit Agreement shall also apply to such Incorporated Affirmative Covenants under this Credit Agreement. All capitalized terms used in such Incorporated Affirmative Covenants shall have the meaning ascribed thereto in the Related Credit Agreement, but as such meaning would be determined relative to this Credit Agreement and the Credit Documents.

                                    SECTION 8

                               NEGATIVE COVENANTS

     8.1 Incorporation. The negative covenants contained in the Related Credit Agreement (the "Incorporated Negative Covenants") as in effect as of the date thereof are incorporated herein by reference as such Incorporated Negative Covenants relate to the Closing Date, this Agreement and the credit facilities provided hereunder with the same effect as if stated at length. The Credit Parties affirm and represent and warrant to the Agent and the Lenders that the Incorporated Negative Covenants shall be as binding on the Credit Parties as if fully set forth herein, provided that (i) such Incorporated Negative Covenants as incorporated herein shall reflect that they are delivered to and run in favor of the Agent and the Lenders hereunder, and references therein to the "Credit Agreement" and "Credit Documents" shall be deemed for purposes hereof to include this Credit Agreement and the Credit Documents relating hereto, (ii) any amendments or modifications to such Incorporated Negative Covenants subsequent to the date hereof must be consented to in writing by the Lenders hereunder, and
(iii) in the event that the Related Credit Agreement shall be refinanced or replaced by another credit agreement or shall otherwise expire or terminate, then the Incorporated Negative Covenants shall be as in effect immediately prior to such refinancing, replacement, expiration or termination. Notwithstanding the above, the prior waivers and consents affecting such Incorporated Negative Covenants granted pursuant to that Letter Agreement constituting a portion of the Related Credit Agreement shall also apply to such Incorporated Negative Covenants under this Credit Agreement. All capitalized terms used in such Incorporated Negative Covenants shall have the meaning ascribed thereto in the Related Credit Agreement, but as such meaning would be determined relative to this Credit Agreement and the Credit Documents.

                                    SECTION 9

                                EVENTS OF DEFAULT

     9.1 Incorporation. The events of default contained in the Related Credit Agreement (the "Incorporated Events of Default") as in effect as of the date thereof are incorporated herein by reference as such Incorporated Events of Default relate to the Closing Date, this Agreement and the credit facilities provided hereunder with the same effect as if stated at length. The Credit Parties acknowledge and agree that the Incorporated Events of Default as incorporated herein shall reflect that they are for the benefit of the Agent and the Lenders hereunder, and references therein to the "Credit Agreement" and "Credit Documents" shall be deemed for purposes hereof to include this Credit Agreement and the Credit Documents relating hereto, (ii) any amendments or modifications to such Incorporated Events of Default subsequent to the date hereof must be consented to in writing by the Lenders hereunder, and (iii) in the event that the Related Credit Agreement shall be refinanced or replaced by another credit agreement or shall otherwise expire or terminate, then the Incorporated Events of Default shall be as in effect immediately prior to such refinancing, replacement, expiration or termination. All capitalized terms used in such Incorporated Events of Default shall have the meaning ascribed thereto in the Related Credit

Agreement, but as such meaning would be determined relative to this Credit Agreement and the Credit Documents.

     9.2 Additional Events of Default.

     Except as set forth in the proviso of Section 5.2, an Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. Any Credit Party shall default in the payment within five
     (5) days of when due of (i) any principal of any of the Loans or (ii) any interest on the Loans or (iii) any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

          (b) Breach of Representations or Covenants. (i) Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made or (ii) any Credit Party shall default in the due performance or observance of any covenant or the terms and conditions set forth in the Credit Documents, and such default shall continue unremedied for the time period, if any, provided for in the Incorporated Events of Default.

          (c) Related Credit Agreement. An Event of Default (as defined therein) shall occur under the Related Credit Agreement.

     9.3 Acceleration; Remedies.

     Upon the occurrence of an Event of Default, and at any time thereafter (including with respect to an Event of Default under section 9.2(c) any time after such Event of Default (as defined therein) may be waived under the Related Credit Agreement) unless and until such Event of Default has been waived in writing by the Required Lenders hereunder (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, (or if in the reasonable judgment of the Agent there is not sufficient time to obtain the consent of the Required Lenders then on its own) by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

          (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against the Guarantors and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1 shall occur as a result of the incorporation of Section 9.1(f) of the Related Credit Agreement, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

     9.4 Allocation of Payments After Event of Default.

     Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

          SECOND, to payment of any fees owed to the Agent;

          THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

          FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

          FIFTH, to the payment of the outstanding principal amount of the Loans;

          SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

          SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above.

                                   SECTION 10

                                AGENCY PROVISIONS

     10.1 Appointment.

     Each Lender hereby designates and appoints NationsBank, N.A. as Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

     10.2 Delegation of Duties.

     The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 Exculpatory Provisions.

     Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agent is a not trustee for the Lenders and owes no fiduciary duty to the Lenders. The Agent shall administer the facility evidenced by the Credit Documents similar to other credits in which the Agent holds 100% of the credit exposure.

     10.4 Reliance on Communications.

     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5 Notice of Default.

     An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than Section 9.1(a)) unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6 Non-Reliance on Agent and Other Lenders.

     Each Lender expressly acknowledges that neither the Agent, NationsBanc Montgomery Securities, Inc. ("NMSI") nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent, NMSI or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent or NMSI to any Lender. Each Lender represents to the Agent and NMSI that it has, independently and without reliance upon the Agent or NMSI or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, NMSI or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. The Agent shall promptly provide to the Lenders (a) copies of all notices of Defaults or Events of Default or other notices received in accordance with Section 11.1, (b) copies of all financial statements, certificates and other information sent to it by the Borrower pursuant to Article 7, (c) any written information it receives regarding the unsecured debt rating of Highwoods Properties and (d) such other documents or notices received by the Agent pursuant to this Agreement and requested in writing by a Lender. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent and NMSI shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent, NMSI or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 Indemnification.

     The Lenders agree to indemnify the Agent in its capacity as such but not in its capacity as a Lender (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (i) resulting from the gross negligence or willful misconduct of the Agent, (ii) arising solely from an internal or regulatory matter relating only to the Agent (i.e. a legal lending limit violation by the Agent) or (iii) resulting from and related solely to a dispute between the Agent and one or more Lenders in which it is reasonably determined that the Agent did not prevail. If any indemnity furnished to the Agent for any purpose shall, in the reasonable judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

     10.8 Agent in Its Individual Capacity.

     The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Loans made and all obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     10.9 Successor Agent.

     The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent; provided that if no successor Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent. In either case, whether selected by the Required Lenders or the retiring Agent, the successor Agent must be either an existing Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and have total assets of at least $25 billion and a long term unsecured debt rating of at least BBB+ with S&P or its equivalent. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement.

                                   SECTION 11

                                  MISCELLANEOUS

     11.1 Notices.

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

     11.2 Right of Set-Off.

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.3, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     11.3 Benefit of Agreement.

          (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participation in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participation in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof. No action permitted by this Section 11.3(a) shall require a fee to be paid to the Agent.

          (b) Assignments. In addition to the assignments permitted in Section 11.3(a), each Lender may, with the prior written consent of the Agent which shall not be unreasonably withheld, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 11.3 to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of $10,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such

     Lender) and (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

     By executing and delivering an assignment agreement in accordance with this
     Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling
     Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating, (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $10,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.9, 3.12, 3.13 and 3.14 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

     11.4 No Waiver; Remedies Cumulative.

     No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Payment of Expenses; Indemnification.

     The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent and the Lenders in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent); provided that reimbursement to any Lender (other than the Agent) for fees and expenses shall be limited to $7,500 per Lender and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees (at standard hourly rates) and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party; provided that the Credit Parties shall not be responsible for the legal fees of the Agent and the Lenders in connection with any proceeding in which a Credit Party is the prevailing party as determined by a court of competent jurisdiction, and (b) indemnify the Agent, and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or Lender is a party thereto) related to
(i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

     11.6 Amendments, Waivers and Consents.

     Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Agent, the Required Lenders and the Credit Parties.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7 Counterparts.

     This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     11.8 Headings.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9 Defaulting Lender.

     Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

     11.10 Survival of Indemnification and Representations and Warranties.

     All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans and other obligations and the termination of the commitments hereunder.

     11.11 Governing Law.

     THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

     11.12 Arbitration.

     Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

          (a) Special Rules. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty
     (60) days.

          (b) Reservations of Rights. Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Lenders of the protection afforded to it by 12 U.S.C.
     Section 91 or any substantially equivalent state law; or (iii) limit the right of the Lenders (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Lenders may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At the Lenders' option, foreclosure under the Credit Documents may be accomplished by the exercise of a power of sale or a judicial sale under the Credit Documents or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     11.13 Time.

     All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

     11.14 Severability.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.15 Entirety.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.




                  [remainder of page intentionally left blank]

     Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written, the Credit Parties doing so under seal.

BORROWER:
                               HIGHWOODS/FORSYTH LIMITED PARTNERSHIP,
                               a North Carolina limited partnership
ATTEST:
                               By:  Highwoods Properties, Inc.,
By:___________________              a Maryland corporation, its sole general
                                    partner
Title:_______________
                               By: __________________________________________
  [CORPORATE SEAL]             Name: ________________________________________
                               Title: _______________________________________




GUARANTORS:                    HIGHWOODS PROPERTIES, INC.,
                               a Maryland corporation
ATTEST:
                               By: __________________________________________
By:__________________          Name: ________________________________________
Title:________________         Title: _______________________________________

  [CORPORATE SEAL]



                               HIGHWOODS SERVICES, INC.,
                               a North Carolina corporation
ATTEST:
                               By: __________________________________________
By:__________________          Name: ________________________________________
Title:________________         Title: _______________________________________

  [CORPORATE SEAL]


                               SOUTHEAST REALTY OPTIONS CORP.,
                               a Delaware corporation
ATTEST:
                               By: __________________________________________
By:__________________          Name: ________________________________________
Title:________________         Title: _______________________________________

  [CORPORATE SEAL]

                               HIGHWOODS/FLORIDA GP CORP.,
                               a Delaware corporation
ATTEST:
                               By: __________________________________________
By:__________________          Name: ________________________________________
Title:________________         Title: _______________________________________

  [CORPORATE SEAL]


                               HIGHWOODS/FLORIDA HOLDINGS GP, L.P.,
                               a Delaware corporation

                               By:  Highwoods/Florida GP Corp.,
                                    a Delaware corporation, its sole
                                    general partner

AATTEST:
                               By: __________________________________________
By:__________________          Name: ________________________________________
Title:________________         Title: _______________________________________

  [CORPORATE SEAL]

                               HIGHWOODS/FLORIDA HOLDINGS L.P.,
                               a Delaware corporation

                               By:  Highwoods/Florida Holdings GP, L.P.,
                                    a Delaware limited
                                    partnership, its sole general partner

                               By:  Highwoods/Florida GP Corp.,
                                    a Delaware corporation, its sole
                                    general partner

ATTEST:
                               By: __________________________________________
By:__________________          Name: ________________________________________
Title:________________         Title: _______________________________________

  [CORPORATE SEAL]

                               HIGHWOODS/TENNESSEE PROPERTIES,
                               a Tennessee corporation

ATTEST:
                               By: __________________________________________
By:__________________          Name: ________________________________________
Title:________________         Title: _______________________________________

  [CORPORATE SEAL]

                               HIGHWOODS/TENNESSEE HOLDINGS GP, L.P.,
                               a Tennessee limited partnership

                               By:  Highwoods/Tennessee Properties, Inc.,
                                    a Tennessee corporation, its sole
                                    general partner

ATTEST:
                               By: __________________________________________
By:__________________          Name: ________________________________________
Title:________________         Title: _______________________________________

  [CORPORATE SEAL]

                               HIGHWOODS/TENNESSEE HOLDINGS L.P.,
                               a Tennessee limited partnership

                               By:  Highwoods/Tennessee Holdings GP, L.P.,
                                    a Tennessee limited
                                    partnership, its sole general partner

                               By:  Highwoods/Tennessee Properties, Inc.,
                                    a Delaware corporation, its sole
                                    general partner

ATTEST:
                               By: __________________________________________
By:__________________          Name: ________________________________________
Title:________________         Title: _______________________________________

  [CORPORATE SEAL]

LENDERS:

                               NATIONSBANK, N.A.,
                               individually in its capacity as a
                               Lender and in its capacity as Agent


                               By: __________________________________________
                               Name: ________________________________________
                               Title: _______________________________________

                                 Schedule 1.1(a)

                              COMMITMENT PERCENTAGE
                                                                      Revolving
                                         Revolving                   Commitment
Lender                               Committed Amount                Percentage
------                               ----------------                ----------
NationsBank, N.A.,                     $ 150,000,000                    100%

                                  Schedule 11.1

                                     Notices



Lender                                       Address for All Notices
------                                       -----------------------

NationsBank, N.A.                            NationsBank, N.A.
                                             One Hannover Square, Suite 301
                                             Raleigh, NC  27611-7287
                                             Attn: Patty Gardenhire
                                             Ph: (919) 829-6683
                                             Fax: (919) 829-6713

                                             with a copy to:

                                             Mark S. Cagley
                                             Senior Vice President
                                             NationsBank
                                             Real Estate Banking Group
                                             100 N. Tryon Street
                                             11th Floor
                                             NC1-007-11-07
                                             Charlotte, NC   28255
                                             Phone: (704) 386-7449
                                             Fax: (704) 388-0617

                                 Exhibit 2.1(b)

                           FORM OF NOTICE OF BORROWING

TO:               NATIONSBANK, N.A., as Agent
                  NATIONSBANK CORPORATE CENTER
                  CHARLOTTE, NORTH CAROLINA  28255

RE:               Credit   Agreement  dated  as  of  December  ___,  1997  among
                  Highwoods/Forsyth Limited Partnership (the "Borrower") Highwoods Properties, Inc., the Subsidiaries of the Borrower and Highwoods Properties, Inc., NationsBank, N.A., as Agent, and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    _____________, 199__

________________________________________________________________

1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting Revolving Loans in the amount of $__________ to be funded on ____________, 199__ at the interest rate option set forth in paragraph 3 below. Subsequent to the funding of the requested Revolving Loans, the aggregate amount of outstanding Revolving Loans will be $_________, which is less than or equal to the Revolving Committed Amount.

3. The interest rate option applicable to the requested Revolving Loans shall be:

         a.    ________ the Adjusted Base Rate

         b.    ________ the Adjusted Eurodollar Rate for an Interest Period
                        of one (1) month

4.       The   proceeds   from   the   Revolving   Loans   shall   be  used  for
         ________________________________________  which is in  compliance  with
         Section 7 of the Credit Agreement.

5. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

6. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by this Notice of Borrowing.

7.       No Material Adverse Effect has occurred since the Closing Date.

8. The Borrower is in compliance with all requirements of the Related Credit Agreement. In furtherance of this certification, Borrower represents that the ratio of (a) Total Liabilities (as defined in the Related Credit Agreement) to (b) Market Capitalization (as defined in the Related Credit Agreement) is less than or equal to 0.45 to 1.0.


                     HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

                     By:   Highwoods Properties, Inc., its sole general partner

                     By:____________________________
                     Name:__________________________
                     Title:_________________________

                                 Exhibit 2.1(d)

                    FORM OF NOTICE OF CONTINUATION/CONVERSION

TO:               NATIONSBANK, N.A., as Agent
                  NATIONSBANK CORPORATE CENTER
                  CHARLOTTE, NORTH CAROLINA  28255

RE:               Credit  Agreement  dated  as  of  December  ____,  1997  among
                  Highwoods/Forsyth Limited Partnership (the "Borrower") Highwoods Properties, Inc., the Subsidiaries of the Borrower and Highwoods Properties, Inc., NationsBank, N.A., as Agent, and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    _____________, 199__

____________________________________________________________

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting that a portion of the current outstanding Revolving Loans in the amount of $__________ currently accruing interest at _________ be extended or converted as of _____________ at the interest rate option set forth in paragraph 3 below.

3. The interest rate option applicable to the extension or conversion of all or part of the existing Revolving Loans shall be:

         a.   ________ the Adjusted Base Rate

         b.   ________ the Adjusted Eurodollar Rate for an Interest Period
                       of one (1) month

4. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

5.       As of the date hereof,  no Default or Event of Default has occurred and
         is    continuing    or   would   be   caused   by   this    Notice   of
         Continuation/Conversion.

6.       No Material Adverse Effect has occurred since the Closing Date.

7. The Borrower is in compliance with all requirements of the Related Credit Agreement. In furtherance of this certification, Borrower represents that the ratio of (a) Total Liabilities (as defined in the Related Credit Agreement) to (b) Market Capitalization (as defined in the Related Credit Agreement) is less than or equal to .45 to 1.0.




                  HIGHWOODS/FORSYTH LIMITED PARTNERSHIP
                  By: Highwoods Properties, Inc., its sole general partner

                  By:____________________________
                  Name:__________________________
                  Title:_________________________

                                 Exhibit 2.1(f)

                                     FORM OF
                                 REVOLVING NOTE


$____________                                                 _______ ____, 1997

     FOR VALUE RECEIVED, Highwoods/Forsyth Limited Partnership, a North Carolina limited partnership, (the "Borrower"), hereby promises to pay to the order of ___________________ (the "Lender"), at the office of NationsBank, N.A. (the "Agent") as set forth in that certain Credit Agreement dated as of December 15, 1997 between the Borrower, Highwoods Properties, Inc., the Subsidiaries of the Borrower and Highwoods Properties, Inc., the Lenders named therein (including the Lender), and NationsBank, N.A., as Agent (as modified and supplemented and in effect from time to time, the "Credit Agreement"), the principal sum of $______________ (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

     The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

     The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under this Revolving
Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.


                        HIGHWOODS/FORSYTH LIMITED PARTNERSHIP

                        By: Highwoods Properties, Inc., its sole general partner

                        By:____________________________
                        Name:__________________________
                        Title:_________________________

                                 Exhibit 7.1(c)


                          FORM OF OFFICER'S CERTIFICATE

             For the fiscal quarter ended _________________, 19___.

     I, ______________________, chief financial officer of Highwoods Properties, Inc., the sole general partner of Highwoods/Forsyth Limited Partnership (the "Borrower") hereby certify on behalf of the Borrower that, with respect to that certain Credit Agreement dated as of December 15, 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the capitalized terms herein shall have the meanings set forth in the Credit Agreement) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent:

          a. Attached hereto as Schedule 1 are calculations demonstrating compliance by the Credit Parties with the financial covenants contained in
     Section 7.2 of the Related Credit Agreement as of the end of the fiscal period referred to above.

          b. No Default or Event of Default has occurred under the Credit Agreement(1).

          c. The quarterly financial statements which accompany this certificate fairly present in all material respects the financial condition of the Credit Parties, on a consolidated basis, and have been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.

     This ______ day of ___________, 19__.


                                  HIGHWOODS PROPERTIES, INC.,

                                  sole general partner of Highwoods/Forsyth
                                  Limited Partnership



                                  By:_________________________________
                                  Name:_______________________________
                                  Title: Chief Financial Officer


-----------------
(1) If a Default or Event of Default shall have occurred an explanation of such Default or Event of Default shall be provided on a separate page together with an explanation of the action taken or proposed to be taken by the Credit Parties with respect thereto.

                                  Exhibit 7.16


                            FORM OF JOINDER AGREEMENT

     THIS JOINDER AGREEMENT (this "Agreement"), dated as of _____________, 199_, is entered into between _____________________, a ___________________ (the "New
Subsidiary") and NATIONSBANK, N.A., in its capacity as Agent (the "Agent") under that certain Credit Agreement, dated as of December 15, 1997, among Highwoods/Forsyth Limited Partnership (the "Borrower"), Highwoods Properties, Inc., the Subsidiaries of the Borrower and Highwoods Properties, Inc., the Lenders party thereto and the Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

     1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Credit Party under the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation
(a) all of the representations and warranties of the Credit Parties set forth in
Section 6 of the Credit Agreement, (b) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (c) all of the guaranty obligations set forth in Section 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 4.7 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantors, to the Agent and the Lenders, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Credit Party Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     2. The address of the New Subsidiary for purposes of Section 11.1 of the Credit Agreement is as follows:

                          ____________________________
                          ____________________________
                          ____________________________
                          ____________________________

     3. The New Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the New Subsidiary under the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

     4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

     IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                              [NEW SUBSIDIARY]

                                              By:___________________________
                                              Name:_________________________
                                              Title:________________________

                                              Acknowledged and accepted:

                                              NATIONSBANK, N.A., as Agent

                                              By:___________________________
                                              Name:_________________________
                                              Title:________________________

                                  Exhibit 11.3

                                     FORM OF
                              ASSIGNMENT AGREEMENT

     Reference is made to that certain Credit Agreement dated as of December 15, 1997 (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement") among Highwoods/Forsyth Limited Partnership (the "Borrower"), Highwoods Properties, Inc., the Subsidiaries of the Borrower and Highwoods Properties, Inc. the Lenders identified therein and NationsBank, N.A., as Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

     1. The Assignor (as defined below) hereby sells and assigns, without recourse, to the Assignee (as defined below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of effective date of the assignment as designated below (the "Effective Date"), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, (a) the interests set forth below in the Revolving Loan Commitment Percentage of the Assignor on the Effective Date and (b) the Loans owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date. The purchase of the Assigned Interest shall be at par and periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Effective Date shall be remitted to the Assignee. From and after the Effective Date, the Assignee, if it is not already a Lender under the Credit Agreement, shall become a "Lender" for all purposes of the Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Credit Agreement.

     2. The Assignor represents and warrants to the Assignee that it is the holder of the Assigned Interest and the Loans related thereto and it has not previously transferred or encumbered such Assigned Interest or Loans.

     3. The Assignee represents and warrants to the Assignor that it is an Eligible Assignee.

     4. This Assignment shall be effective only upon (a) to the extent required, the consent of the Agent under Section 11.3(b) of the Credit Agreement and (b) delivery to the Agent of this Assignment Agreement together with the transfer fees, if applicable, set forth in Section 11.3(b) of the Credit Agreement.

     5. The Assignor and the Assignee confirm to and agree with each other and the other parties to the Credit Agreement as to the terms set forth in paragraph 2 of Section 11.3(b) of the Credit Agreement.

     6. This Assignment shall be governed by and construed in accordance with the laws of the State of North Carolina.

     7. Terms of Assignment

         (a)      Date of Assignment                           _________________

         (b)      Legal Name of Assignor                       _________________

         (c)      Legal Name of Assignee                       _________________

         (d)      Effective Date of Assignment                 _________________

         (e)      Revolving Loan Commitment
                  Percentage assigned                          _________________

         (f)      Total Revolving Loans
                  outstanding as of Effective Date            $_________________

         (g)      Principal Amount of Revolving
                  Loans assigned on Effective Date
                  (the amount set forth in (f)
                  multiplied by the
                  percentage set forth in (e))                $_________________

         (h)      Revolving Committed
                  Amount                                      $_________________

         (i)      Principal Amount of Revolving
                  Committed Amount Assigned on the
                  Effective Date (the amount set forth
                  in (h) multiplied by
                  the percentage set forth in (e))            $_________________

The terms set forth above
are hereby agreed to:

_______________________, as Assignor


By:____________________________________
Name:__________________________________
Title:_________________________________


____________________, as Assignee


By:____________________________________
Name:__________________________________
Title:_________________________________



                                        CONSENTED TO (if applicable):



                                        NATIONSBANK, N.A., as Agent

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________